Exhibit 15.1

KPMG S.A.

Tour Eqho
2 avenue Gambetta
CS 60055
92066 Paris la Défense Cedex

Telephone:	+33 (0)1 55 68 68 68
Telefax:	+33 (0)1 55 68 73 00
Internet:	www.kpmg.fr

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-258369) on Form F-3 of our report dated April 2, 2024, with respect to the consolidated financial statements of Inventiva S.A.

Paris La Défense, France

April 3, 2024

KPMG S.A.

/s/ Philippe Jacques Grandclerc

Philippe Jacques Grandclerc

Partner

KPMG S.A., a French audit and accounting limited liability
company registered with the Paris Association of Chartered
Accountants under n°14-30080101 and a member of the
Regional Association of statutory auditors of Versailles and Centre.

A French company, member firm of the KPMG global
organization of independent member firms affiliated with
KPMG International Limited, a Private English company
limited by guarantee.

Public limited company with board of directors KPMG S.A. Tour Eqho 2 avenue Gambetta CS 60055 92066 Paris la Défense Cedex Capital : 5 497 100 €. 775 726 417 RCS Nanterre